UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

Private Placement

On December 16, 2015, BTCS Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company issued to the Purchasers for an aggregate subscription amount of $1,450,000: (i) 5% Original Issue Discount Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 6,766,668 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.375 (subject to adjustments under certain conditions as defined in the Warrants). The aggregate principal amount of the Notes is $1,450,000 and the Company received $1,377,500 after giving effect to the 5% original issue discount. The Notes bears interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of September 16, 2016 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company's Common Stock at a conversion price equal to $0.30 per share, subject to adjustment as set forth in the Notes. The Notes provides for two amortization payments on the six-month and seven-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest, if the amortization payments are made in cash then the payment is an amount equal to 120% of the applicable amortization payment. The Notes become payable within three days of the Company consummating a fully underwritten offering.

The Notes contains certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contains certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, the Purchaser will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may not convert into or otherwise beneficially own in excess of 9.99% of the number of shares of the Company's Common Stock outstanding immediately after giving effect to its conversion.

In connection with the Company’s obligations under the Notes, the Company and its subsidiaries (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Agreement with Calvary Fund I LP, as agent, pursuant to which the Company and the Subsidiaries granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness, for the benefit of the Purchasers, to secure the Company’s obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchaser may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

The use of proceeds from this financing are intended for further investment in Spondoolies Tech Ltd, the purchase of computer equipment, and for general corporate purposes.

Pickwick Capital Partners, LLC (“Pickwick”), a registered broker-dealer, served as the non-exclusive placement agent and placed $300,000 of the Notes. Pickwick earned a placement agent fee equal to 5% of the proceeds the Company received from the Notes it placed, for an aggregate cash payment of $14,250 and a Warrant to Purchase 70,000 shares of Common Stock at an exercise price of $0.30 (the “Advisor Warrant”). The Company also reimbursed the Purchaser $30,000 for legal fees and expenses from the private placement.

The issuance of the Common Stock is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Common Stock and has not offered securities to the public in connection with such issuance and sale.

The foregoing description of the terms of the Securities Purchase Agreement, the Notes, the Security Agreement, the Warrant, the Pledge Agreement, the Subsidiary Agreement, and the Advisor Warrant do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, and 10.7 to this Current Report on Form 8-K.

Spondoolies Investment

On December 15, 2015, the Company entered into a Series B Preferred Share Purchase Agreement (the “Spondoolies Share Purchase Agreement”) with Spondoolies Tech Ltd. (“Spondoolies”), by way of a joinder agreement (the “Joinder Agreement”) pursuant to which the Company purchased 14,546 Series B Preferred Shares of Spondoolies (the “Series B Shares”) for an aggregate purchase price of $750,000 (the “Investment”) or approximately 3% of Spondoolies’ equity on a fully diluted basis. After giving effect to the Investment and the Company’s prior investment of $1,500,000 on May 12, 2015, the Company owns approximately 9.6% of Spondoolies’ equity on a fully diluted basis.

The Series B Preferred Shares are convertible into Spondoolies’ ordinary shares by dividing the original issuance price of the Series B Preferred Shares ($51.56) by the initial conversion price ($51.56) (the “Conversion Price”). Until Spondoolies consummates a “Qualified IPO” (as defined substantially as an initial firm commitment underwritten public offering of Spondoolies’ ordinary shares with net proceeds to Spondoolies of not less than $40 million), the Series B Preferred shares are subject to anti-dilution protection in the event Spondoolies issues ordinary shares or securities convertible into or exercisable for ordinary shares at a price per share or conversion or exercise price per share which shall be less than Conversion Price then in effect, subject to certain customary exceptions. The Conversion Price is subject to adjustment in the event of stock splits, stock dividends, combination of shares and similar recapitalization transactions. The Series B Shares are also entitled to certain preemptive rights, and a liquidation preference in the event of dissolution of Spondoolies. The Series B Preferred Shares are automatically convertible into ordinary shares of Spondoolies upon the occurrence of a Qualified IPO.

The foregoing information is a summary of the Joinder Agreement and Spondoolies Share Purchase Agreement, is not complete, and is qualified in its entirety by reference to the full text of the Joinder Agreement and Spondoolies Share Purchase Agreement, which are attached as exhibits 10.8 and 10.9 to this Current Report on Form 8-K.  Readers should review the Joinder Agreement and Spondoolies Share Purchase Agreement for a complete understanding of the terms and conditions associated with this transaction.

Sale-Lease-Back Agreement with CSC Leasing Corporation

On December 16, 2015, the Company entered into a Master Equipment Lease with CSC Leasing Corporation (“CSC”). Pursuant to the Master Lease and equipment lease schedules generated from proposals (“Leasing Proposals”), the Company will lease equipment from CSC. In connection with the purchase of computer equipment, the Company advanced CSC $325,000 for the purchase of computer equipment which, when installed, the Company will lease from CSC for approximately $11,000 per month for 36 months after CSC reimburses the Company approximately $302,000 for the cost (net of a two month security deposit) of the equipment advanced by the Company to CSC.

The foregoing information is a summary of the Leasing Proposal and Master Lease, is not complete, and is qualified in its entirety by reference to the full text of the Leasing Proposal and Master Lease, which are attached as exhibits 10.10 and 10.11 to this Current Report on Form 8-K.  Readers should review the Leasing Proposal and Master Lease for a complete understanding of the terms and conditions associated with this transaction.

ITEM 3.02 Unregistered Sales Of Equity Securities.

See Item 1.01 which is incorporated by reference herein.

ITEM 9.01 Financial Statements And Exhibits

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement
10.2	Form of Note
10.3	Form of Warrant
10.4	Security Agreement, dated December 16, 2015
10.5	Pledge Agreement, dated December 16, 2015
10.6	Subsidiary Agreement, dated December 16, 2015
10.7	Form of Advisor Warrant
10.8	Form of Joinder Agreement
10.9	Form of Series B Preferred Share Purchase Agreement
10.10	Lease Proposal
10.11	Master Equipment Lease
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: December 21, 2015	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer